Exhibit 10.11
8 July 2019
DBS Bank Ltd
12 Marina Boulevard
Level 3, Marina Bay Financial Centre Tower 3
Singapore O18982
Merrill Lynch (Singapore) Pte. Ltd.
50 Collyer Quay
#14-01 OUE Bayfront
Singapore 049321
China International Capital Corporation (Singapore) Pte. Limited
6 Battery Road
#33-01 South Lobby
Singapore 049909
Credit Suisse (Singapore) Limited
One Raffles Link
#03/04-01 South Lobby
Singapore 039393
Maybank Kim Eng Securities Pte. Ltd.
50 North Canal Road
#03-01
Singapore 059304
Oversea-Chinese Banking Corporation Limited
63 Chulia Street
#10-00 OCBC Centre East
Singapore 049514
(collectively, the "Joint Bookrunners and Underwriters")

Dear Sirs
Offering Of Units in Prime US REIT

1.
KBS REIT Holdings III, LLC ("KBS REIT Holdings III") wishes to restrict its right to deal in its effective interest in the units in Prime US REIT (the "Units") which KBS Real Estate Investment Trust III, Inc. legally and/or beneficially, directly or indirectly owns or will own, on the date of admission (the "Listing Date") of Prime US REIT to the Official List of Singapore Exchange Securities Trading Limited (the "KBS REIT Properties III LLC Lock-up Units"), in accordance with the terms in this letter agreement. Terms used, but not otherwise defined herein, have the meanings ascribed thereto in the final prospectus to be dated on or around 8 July 2019 and to be registered with the Monetary Authority of Singapore in connection with the Offering (the "Prospectus").

2.
In consideration of S$1.00, the receipt and sufficiency of which is hereby acknowledged, KBS REIT Holdings III undertakes to the Joint Bookrunners and Underwriters that it will not, subject to the exceptions set out in paragraph 3 below, without the prior written consent of the Joint Bookrunners and Underwriters (such consent not to be unreasonably withheld or delayed) during the period commencing from the date of issuance of the Units until the date falling six months after the Listing Date (both dates inclusive) (the "First Lock-up Period"), directly or indirectly:

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(a)
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, hypothecate, grant security over, encumber or otherwise dispose of or transfer, any or all of its effective interest in the KBS REIT Properties III LLC Lock-up Units (including any securities convertible into or exercisable or exchangeable for any KBS REIT Properties III LLC Lock-up Units or which carry rights to subscribe for or purchase any such KBS REIT Properties III LLC Lock-up Units);

(b)
enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the KBS REIT Properties III LLC Lock-up Units (including any securities convertible into or exercisable or exchangeable for any KBS REIT Properties III LLC Lock-up Units or which carry rights to subscribe for or purchase any such KBS REIT Properties III LLC Lock-up Units);

(c)	enter into any transaction (including a derivative transaction) or other arrangement with a similar economic effect to the foregoing sub-paragraph (a) or (b);

(d)
deposit any of its effective interest in the KBS REIT Properties III LLC Lock up Units (including any securities convertible into or exercisable or exchangeable for any KBS REIT Properties III LLC Lock-up Units or which carry rights to subscribe for or purchase any such KBS REIT Properties III LLC Lock-up Units) in any depository receipt facility;

(e)	enter into a transaction which is designed or which may reasonably be expected to result in any of the above; or

(f)	publicly announce any intention to do any of the above,
whether any such transaction described in sub-paragraphs (a) to (e) above is to be settled by delivery of such capital or securities, in cash or otherwise (whether or not such transaction will be completed within or after the First Lock-up Period or the period immediately following the First Lock-up Period until the date falling 12 months after the Listing Date (the "Second Lock-up Period")), and the same restrictions will apply in respect of its effective interest in 50.0% of the KBS REIT Properties III LLC Lock-up Units (adjusted for any bonus issue or subdivision) during the Second Lock up Period.

3.	The above restrictions in paragraph 2 shall not apply to prohibit:

(a)
KBS REIT Holdings III from being able to create a charge over the KBS REIT Properties III LLC Lock-up Units or otherwise grant of security over or creation of any encumbrance over the KBS REIT Properties III LLC Lock-up Units, provided that such charge, security or encumbrance (i) cannot be enforced over any KBS REIT Properties III LLC Lock-up Units during the First Lock-up Period, and (ii) can only be enforced with respect to 50.0% of the effective interest in the KBS REIT Properties III LLC Lock-up Units during the Second Lock-up Period. The charge, security or encumbrance will only be created if the charge (such as a bank or financial institution) agrees that the charge, security or encumbrance over the KBS REIT Properties III LLC Lock-up Units cannot be enforced over 100.0% of the KBS REIT Properties III LLC Lock-up Unit during the First Lock-up Period and can only be enforced in relation to 50.0 % of the effective interest in the KBS REIT

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Properties III LLC Lock-up Units during the Second Lock-up Period;

(b)
KBS REIT Properties III LLC from entering into any unit lending agreement with the Joint Bookrunners and Underwriters or any sale or transfer of the KBS REIT Properties III LLC Lock-up Units by KBS REIT Properties III LLC pursuant to the exercise of an over-allotment option granted by the Unit Lender to the Joint Bookrunners and Underwriters; and

(c)
KBS REIT Holdings III from being able to transfer the KBS REIT Properties III LLC Lock-up Units to and between any direct and indirect wholly-owned subsidiaries of KBS Limited Partnership III, provided that KBS Limited Partnership III shall, during the First Lock-up Period, maintain a direct or indirect interest in 100.0% of the KBS REIT Properties III LLC Lock-up Units and, during the Second Lock-up Period, maintain a direct or indirect interest in 50.0% of the KBS REIT Properties III LLC Lock-up Units and KBS REIT Holdings III has procured that such transferee subsidiaries have executed and delivered to the Joint Bookrunners undertakings to the effect that such transferee subsidiaries will comply with such restrictions so as to enable KBS REIT Holdings III to comply with the foregoing restrictions for the unexpired period of the First Lock-up Period and the Second Lock-up Period.

4.
For the avoidance of doubt, any Units returned to KBS REIT Properties III LLC pursuant to any unit lending agreement with the Joint Bookrunners and Underwriters shall be subject to the restrictions set out in this letter agreement as if they were KBS REIT Properties III LLC Lock-up Units.

5.	If, for any reason, the Offering is not completed within six months of the date of the Prospectus, this letter agreement shall be terminated immediately.

6.	A person who is not a party to this letter agreement shall have no rights under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) to enforce any term of this letter agreement.

7.
This undertaking is given in favour of the Joint Bookrunners and Underwriters, and accordingly, may be enforced by the Joint Bookrunners and Underwriters. Without prejudice to any other rights or remedies which the Joint Bookrunners and Underwriters may have, we acknowledge and agree that damages may not be an adequate remedy for any breach of this undertaking and the Joint Bookrunners and Underwriters shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this undertaking.

8.	This letter agreement is governed by, and shall be construed in accordance with, the laws of Singapore.

9.
Both parties agree that the courts of Singapore are to have non-exclusive jurisdiction to settle any dispute (including claims for set-off and counter claims) which may arise in connection with the creation, validity, effect, interpretation, or performance of, or of legal relationships established by, this letter agreement or otherwise arising in connection with this letter agreement.

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Yours faithfully,
KBS REIT HOLDINGS III LLC,
a Delaware limited liability company

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer

Endeavour – Singapore page to Lockup Letter